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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2000 relating to the financial statements and financial statement schedules, which appear in Triton PCS Holdings, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA
January 31, 2001